                                 EXHIBIT 10.87
                                 -------------
                           STOCK PURCHASE AGREEMENT
                           ------------------------


     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 5th day of January, 1998, by and among (i) AMERICAN FOODSERVICE DISTRIBUTORS, a California corporation (the "Buyer"), and (ii) STERNLIEB FAMILY INVESTMENTS, LTD., a Florida limited partnership ("Seller").

                                    Recitals
                                    --------

     A. On November 8, 1994, Buyer's predecessor in interest and parent company Smart & Final Inc. ("SFI") entered into a Stock Purchase Agreement (the "HL Agreement") whereby SFI purchased from Seller ninety percent (90%) of the common shares (4500 shares) in the Henry Lee Company ("HL"), a Florida corporation.
SFI transferred its interest to Buyer in 1996. The remaining ten percent (10%) of the shares (500 shares) in HL was retained by Seller.

     B. As part of the terms of the HL Agreement, SFI and Seller negotiated an agreement whereby under certain terms and conditions SFI (and now Buyer) would have the option to purchase the remaining interest (the "Minority Interest") in HL.

     C. Seller and Buyer have now agreed to the sale and purchase of the Minority Interest, on the terms and conditions set forth below.

     ACCORDINGLY, in consideration of the foregoing and the mutual covenants set forth below, the parties agree as follows:

                                   Agreement
                                   ---------

     1.   PURCHASE AND SALE OF MINORITY INTEREST.  In consideration of the
          --------------------------------------
payment of the purchase price set forth below, Seller shall sell, assign and deliver to Buyer, on the Closing Date (as defined below), free and clear of any and all liens, charges, claims, encumbrances, pledges, security interests, community property rights, equities, liabilities, debts, obligations, restrictions on transfer or other defects in title of any kind or nature, whether known or unknown, fixed or contingent, and Buyer shall purchase and accept the Minority Interest. Seller shall deliver to Buyer such stock certificates, stock powers, and other instruments satisfactory to Buyer and its counsel as are necessary or desirable to transfer the Minority Interest.

     2.   PURCHASE PRICE.     As consideration for the receipt of the Minority
          --------------
Interest, Buyer will pay to Seller the following upon execution of this Agreement and delivery of the agreements and documents described herein: (i) One Million Eight Hundred Fifty Thousand and No/100 Dollars ($1,850,000.00), and
(ii) the additional sum of Seventy Three Thousand Six Hundred Three and No/100 ($73,603.00) as provided for in the Stockholders Agreement attached as Exhibit B to the HL Agreement.

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     3.  EXCLUSION OF LIABILITIES.  Notwithstanding anything to the contrary
         ------------------------
contained in this Agreement and regardless of whether such liability or obligation is disclosed herein or on any Exhibit or Schedule hereto, Buyer shall not assume or in any way be responsible or liable for any liabilities or obligations of the Seller related to the Minority Interest at any time on or prior to the Closing Date (the "Excluded Liabilities"). Without limiting the generality of the foregoing, the Excluded Liabilities shall include, without limitation, all obligations, claims and liabilities against the Seller by third parties or governmental entities.

     4.  OTHER CONSIDERATION. As part of the consideration for the agreement to
         -------------------
purchase the Minority Interest, Buyer agrees to modify its employment and consulting arrangements with certain principals of Seller, Edward I. Sternlieb ("ES") and Henry Sternlieb (in his capacity as the principal of Sternlieb Consulting, Inc. ("HS")), as follows:

          4.1 The Employment Agreement between ES and HL will convert to a Consulting Agreement to be in effect from the Closing Date through December 31, 1999. In consideration for the services to be performed under the Consulting Agreement, ES will be entitled to receive payments of Twelve Thousand Five Hundred and No/100 Dollars ($12,500.00) per quarter, payable on the last day of each calendar quarter commencing March 31, 1998 and ending on December 31, 1999. ES will also be eligible for a bonus of Twenty-Five Thousand and No/100 Dollars ($25,000.00) if HL achieves 100% of its profit plan for 1999 and Fifty Thousand and No/100 Dollars ($50,000.00) if HL achieves 125% of its profit plan for 1999, payable on or before March 31, 2000. The provisions of the Employment Agreement with respect to ES' stock option vesting and exercise shall continue to be in effect through December 31, 1999. The services to be performed by ES under the Consulting Agreement shall include making himself available for consultation, Board of Directors and other meetings, conference calls and the like for an average of three days per week during regular business hours, for calendar 1998 and thereafter from time to time as mutually agreed upon by HL and ES. ES' title shall remain Chairman of the Board throughout the term of the Consulting Agreement and pursuant to same ES shall report to either Ross Roeder or Robert Emmons.

          4.2 HS' current Consulting Agreement with HL will continue to be in effect from the Closing Date through December 31, 1998. From the Closing Date through December 31, 1998, the Consulting Agreement will provide for HS to receive payments of Twelve Thousand Five Thousand and No/100 Dollars ($12,500.00) per quarter, payable on the last day of each calendar quarter.

          4.3 HL will continue to provide health and automobile insurance for ES and HS through December 31, 1999, but ES and HS shall reimburse HL in full for the actual cost of such insurance coverage for ES and HS, respectively.

          4.4 The Consulting Agreements for both HS and ES will provide that commencing on January 3, 1998 (the first day after HL's payroll period ended January 2, 1998), HL will be responsible for reimbursing only those reasonable and necessary travel and entertainment expenses directly associated with the performance of HS' and ES' duties under their respective Consulting Agreements, including but not limited to the following: gasoline,

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     mileage, cellular phone charges and other such expenses to be reimbursed subject to approval by HL according to its existing company policy for similar expenses as it may be amended from time to time. Any excess mileage or other charges assessed upon disposition of any leased automobiles currently in use by ES and HS shall be allocated 26/36ths to HL and 10/36ths to ES and/or HS. All other expenses, including but not limited to, car lease payments, country club dues and other such expenses will be for the account of HS and ES. Reimbursements for travel and entertainment expenses will be made on a quarterly basis payable on the last day of each calendar quarter commencing March 31, 1998 and ending on December 31, 1998 for HS and December 31, 1999 for ES, assuming submission of required documentation in accordance with current company procedures for requesting reimbursement.

     5.   THE CLOSING.   The purchase and sale of the Minority Interest shall
          -----------
take place as soon as the parties are reasonably able to provide the various documents and funds as set forth in this Agreement. For purposes of this Agreement, the time and date of purchase and sale (the "Closing" or the "Closing Date" shall be deemed to have occurred as of January 5, 1998, regardless of the actual date on which the documents and funds are delivered by the parties. On and after the Closing Date, Seller will cooperate with Buyer in the filing of all necessary governmental documents or filings, including, but not limited to the preparation and filing of SFI's public disclosure documents which make reference to the sale and purchase of the Minority Interest.

     6.   REPRESENTATIONS AND WARRANTIES OF SELLER Seller represents and
          -----------------------------------------
warrants to Buyer that: (i) Seller has good and marketable title to the Minority Interest; (ii) the Minority Interest is owned by Seller, and at the Closing will be delivered to Buyer, free and clear of any and all liens, charges, claims, encumbrances, pledges, security interests, community property rights, equities, liabilities, debts, obligations, restrictions on transfer or other defects in title of any kind or nature, whether known or unknown, fixed or contingent, other than Buyer's right to purchase the Minority Interest under the HL Agreement; (iii) Seller has the right, power, legal capacity and authority to enter into and to carry out the terms and provisions of this Agreement; (iv) this Agreement and the other agreements relating to the Minority Interest constitute legal, valid and binding agreements of Seller, enforceable in accordance with their respective terms; (v) there is no suit, action or legal, administrative, arbitration or other proceeding pending, filed or initiated by, against or affecting the Minority Interest or Seller, and Seller knows of no suit, action or legal, administrative, arbitration or other proceeding threatened by, against or affecting the Minority Interest or Seller; and (vi) Seller knows of no event or circumstance which could form the basis of any such suit, action, proceeding or investigation.

     7.   REPRESENTATIONS AND WARRANTIES OF BUYER.  Buyer represents and
          ---------------------------------------
warrants to Seller as follows: (i) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with full power and authority (corporate and other) to carry on its business and to enter into and carry out the terms of this Agreement; (ii) except for the requirement that the terms and conditions of this Agreement and the other agreements to be entered into by Buyer in connection with the consummation of this Agreement be approved by Buyer's Board of Directors, Buyer has the right, power and authority to enter into and to carry out the terms of this Agreement and such other agreements, without obtaining the approval or consent of any other party or authority; (iii) this Agreement and such other agreements constitute the legal,

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valid and binding agreements of Buyer, enforceable against it in accordance with their respective terms; and (iv) neither the execution and delivery of this Agreement or such other agreements, nor the consummation of the transactions contemplated by this Agreement and such other agreements, will conflict with, or result in a violation or breach of, or constitute a default under, any term or provision of Buyer's Articles of Incorporation or Bylaws or any order, judgment, writ, injunction, decree, license, permit, law, statute ordinance, rule or regulation of any court or any governmental or regulatory authority or any indenture, mortgage, deed of trust, lease, contract, instrument, commitment or other agreement or arrangement to which Buyer is a party or by which it or its properties are bound.

     8.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE.Buyer's obligation
          ---------------------------------------------------
to consummate this Agreement is expressly subject to the satisfaction, on or prior to the Closing Date, of all of the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by Buyer in writing): (i) all representations and warranties of the Seller shall be true, correct and complete as of the Closing Date as if made at and as of such date;
(ii) Seller shall have performed and satisfied all covenants and conditions and delivered any and all documents required by this Agreement to be performed or delivered by them on or prior to the Closing Date; (iii) no action or proceeding shall have been instituted or threatened prior to or at the Closing Date before any court or other governmental body, or instituted or threatened by any public authority, the result of which could prevent or make illegal the consummation of the transactions contemplated hereunder or under the other agreements to be entered into in connection with this Agreement or which could have a material adverse effect the Company or its assets, business or prospects; (iv) the assets of HL shall not have suffered any substantial damage or destruction, whether by fire or otherwise, and whether or not covered by insurance, which could have a material adverse effect on the value of the Minority Interest, HL's business or prospects.

     9.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLER TO CLOSE.  The
          --------------------------------------------------------------
obligation of the Seller to consummate this Agreement is expressly subject to the satisfaction, on or prior to the Closing Date, of all of the following conditions (compliance with which or the occurrence of which may be waived in whole or in part in writing by Seller): (i) all representations and warranties of Buyer contained in this Agreement shall be true, correct and complete as of the Closing Date as if made at and as of such date; (ii) Buyer shall have performed and satisfied all covenants and conditions required by this Agreement to be performed or satisfied by it on or prior to the Closing Date; (iii) Seller shall not have discovered any material error, misstatement or omission in any of the representations or warranties made by Buyer in this Agreement, or any certificate, schedule, exhibit, statement, report or other document delivered or furnished by Buyer pursuant to this Agreement, or failure on the part of Buyer to perform or satisfy any covenants or conditions required to be performed or satisfied by it hereunder; (iv) no action or proceeding shall have been instituted prior to or at the Closing Date before any court or other governmental body, or instituted or threatened by any public authority, the result of which could prevent or make illegal the consummation of the transactions contemplated hereunder or under the other agreements to be entered into in connection with this Agreement; (v) the form and substance of all opinions, certificates and other documents to be delivered by Buyer and its counsel under this Agreement shall be satisfactory in all reasonable respects to Seller and its counsel, and (vi) the consideration referred to in Paragraph 2 above shall have been delivered to Seller.

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     10.  TERMINATION AND ABANDONMENT.  This Agreement may be terminated on or
          ---------------------------
before the Closing Date without liability on the part of any party exercising such right of termination (i) by the mutual consent of Buyer and the Seller; or
(ii) by any party hereto if there has been a material misrepresentation or breach on the part of the other party of the warranties of such other party as set forth in this Agreement or made pursuant hereto, or if there has been any material failure on the part of the other party to perform its obligations or comply with the covenants under this Agreement; provided that for this purpose the Seller shall be deemed one party and such termination by the Seller may only be made by both of them. In the event of termination and abandonment by Buyer, as one party, or by the Seller, as the other party, written notice thereof shall be given to the other party and this Agreement shall terminate and be abandoned, without further action by any of the parties hereto.

     11.  SURVIVAL AND INDEMNIFICATION.  All parties acknowledge that since the
          ----------------------------
original closing date of the HL Agreement, Buyer or SFI has been in control of the business of HL. The following provisions regarding survival and indemnification are not intended to be inconsistent with, or supersede, any provisions regarding survival and indemnification contained in the HL Agreement and are specifically restricted to survival of representations and warranties and indemnification for claims relating to Seller's ownership of the Minority Interest and the transfer of same to Buyer.

          11.1 All representations, warranties and agreements made by Buyer or Seller in this Agreement (including statements contained in any exhibit or schedule attached hereto), shall survive the execution, delivery and performance of this Agreement and any investigations, inspections, examinations, or audits made by or on behalf of the parties. All such representations and warranties shall remain in full force and effect until the expiration of the applicable statute of limitations, or an action at law or in equity shall have been commenced or filed, in good faith, on or prior to such dates. Nothing in this Section shall affect the obligations and indemnities of the parties with respect to the covenants and agreements contained in this Agreement that are permitted or required to be performed, in whole or in part, after the Closing Date.

          11.2 Buyer agrees to indemnify Seller and hold it harmless against and in respect of any and all damages, claims, losses, expenses, costs, obligations and liabilities, including court costs and reasonable attorneys' fees, which arise or result from or are incident or related to
     (i) the inaccuracy of any representation or breach of any warranty of Buyer, or (ii) any default of the commitments or obligations of Buyer under this Agreement, or (iii) by reason of any act or omission of Buyer which constitutes a breach or default under this Agreement. Buyer shall reimburse Seller on demand for any payment made or loss suffered by them at any time after the execution of the Agreement, based on the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands or actions, in respect of any damages to which the foregoing indemnity relates. Consummations of the transaction contemplated under this Agreement shall not be deemed or construed to be a waiver of any right or remedy of the Seller, nor shall this Section or any other provision of this Agreement be deemed or construed to be a waiver of any ground of defense by them.

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

          11.3 The party indemnified hereunder (the "Indemnitee") shall promptly notify the indemnifying party (the "Indemnitor") of the existence of any claim, demand, or other matter involving liabilities to third parties to which the Indemnitor's indemnification obligations would apply and shall give the Indemnitor 30 days (or such shorter period as required by the contingencies of such claim, demand or other matter involving liabilities to third parties) in which to elect to defend the same at its own expense and with counsel of its own selection (who shall be approved by the Indemnitee, which approval shall not be unreasonably withheld); provided that the Indemnitee shall at all times also have the right to fully participate in the defense at its own expense. If the Indemnitor shall, within such 30-day period, fail to defend, the Indemnitee shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment) the claim or other matter on behalf, for the account, and at the risk and expense of the Indemnitor. Except as provided above, the Indemnitee shall not compromise or settle the claim or other matter without the written consent of the Indemnitor, such consent not to be unreasonably withheld. If the claim is one that cannot by its nature be defended solely by the Indemnitor, the Indemnitee shall make available all information and assistance that the Indemnitor may reasonably request; provided that any associated expenses shall be paid by the Indemnitor.

     12.  MISCELLANEOUS.
          -------------

     12.1 Any notice or other communication required or permitted hereunder shall be in writing, and shall be deemed to have been given if personally delivered or 72 hours after being placed in the United States mail, registered or certified-return receipt requested, postage prepaid, addressed as follows:

          If to Seller:    Sternlieb Family Investments, Ltd.
                           c/o Mr. Edward I. Sternlieb
                           3088 Birkdale Drive
                           Fort Lauderdale, FL 32222

          With a copy  to: Greenberg, Traurig, Hoffman, Lipoff, Rosen &
                           Quentel, P.C.
                           515 East Las Olas Boulevard
                           Fort Lauderdale, FL 33301
                           Attn:  C. Deryl Couch, Esq.
                           Phone:  (954) 768-8202
                           Fax: (954) 765-1477

          If to Buyer:     American Foodservice Distributors
                           4700 South Boyle Avenue
                           Los Angeles, CA 90058
                           Attn:  Mr. Martin A. Lynch
                           Phone:  (213) 589-9720
                           Fax:  (213) 589-2074


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

          With a copy to:  Smart & Final Inc.
                           4700 South Boyle Avenue
                           Los Angeles, CA 90058
                           Attn:  Donald G. Alvarado, Esq.
                           Phone:  (213) 589-9726
                           Fax: (213) 589-0415

Each of the parties shall be entitled to specify a different address by giving notice as aforesaid.

     12.2 This Agreement and any exhibits and schedules, which are incorporated into this Agreement by reference and are made a part hereof, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations, and discussions, whether oral or written.

     12.3 No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     12.4 Section and subsection headings are not to be considered part of this Agreement and are included solely for convenience and reference and shall not be held to define, construe or limit the meaning of any provision of this Agreement.

     12.5 All of the terms, provisions and obligations of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns. Notwithstanding the foregoing, neither this Agreement nor any rights or obligations hereunder shall be assigned, pledged, hypothecated or otherwise transferred by a party without the prior written consent of all other parties, except (i) by operation of law, or (ii) by Buyer to any entity that Buyer controls (provided that such assignment shall not relieve Buyer of its obligations hereunder, if such assignee does not perform such obligations).

     12.6 The validity, construction and interpretation of this Agreement shall be governed by the internal laws of the State of Florida applicable to contracts made and to be performed wholly within that state.

     12.7 Nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

     12.8 Each party shall bear the expenses (including, without limitation, attorneys' fees) incurred by him or it in connection with the negotiation, execution and delivery of this Agreement and the agreements contemplated by this Agreement.

     12.9 In the event any party takes legal action to enforce any of the terms of this Agreement, the unsuccessful party to such action shall pay the successful party's reasonable expenses, including attorneys' fees for pretrial investigation, at trial, and on appeal, incurred in such action.

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     12.10  This Agreement may be executed simultaneously and in two or more counterparts, each one of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     12.11 If any of the provisions of this Agreement may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to be the extent enforceable, shall nevertheless be binding and enforceable.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first set forth above.


BUYER:                              SELLER:
-----                               ------

AMERICAN FOODSERVICE                STERNLIEB FAMILY
DISTRIBUTORS                        INVESTMENTS, LTD.
a California corporation            a Florida limited partnership

By /s/ Martin A. Lynch              By:  its authorized general partner
   ------------------------              Sternlieb Investments, Inc.
Its Executive VP & CFO                   a Florida corporation
    -----------------------

By /s/ Donald G. Alvarado
   ------------------------
Its Secretary                            By:   /s/ EDWARD I. STERNLIEB
    -----------------------                 ---------------------------
                                            Edward I. Sternlieb
                                            President

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